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                                                                    Exhibit 10.2

                      FIRST AMENDMENT TO ADVISORY AGREEMENT
                       BETWEEN APPLE HOSPITALITY TWO, INC.
                         AND APPLE SUITES ADVISORS, INC.

     This First Amendment to the Advisory Agreement between Apple Hospitality Two, Inc. (the "Company") and Apple Suites Advisors, Inc. (the "Advisor") is made as of May 17, 2002.

                                    RECITALS

     A. The Company and the Advisor are parties to a certain Advisory Agreement dated as of April 30, 2001 (the "Advisory Agreement") under which the Advisor has agreed to provide certain advisory services in connection with the operation of the Company.

     B. The Company has determined to undertake a certain Expansion Offering (as defined below) of its Shares. The Company and the Advisor acknowledge that the Expansion Offering will require certain extraordinary services (above and beyond those contemplated by the Advisory Agreement) from the Advisor. The Advisor is willing to provide such services on the condition that the Company and the Advisor enter into an amendment to the Advisory Agreement.

     C. The Company and the Advisor therefore have agreed to enter into this First Amendment to the Advisory Agreement (this "First Amendment") in order to memorialize their agreements with respect to the amendment of the Advisory Agreement.

     In consideration of the foregoing and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

     1. Terms used and not otherwise defined in this First Amendment shall have the meanings set forth in the Advisory Agreement.

     2. There shall be added to the Advisory Agreement a new Section 11(c) which shall read as follows:

          (c) Termination Fee. It is acknowledged and agreed that the Advisor has undertaken or will undertake certain extraordinary actions, and has provided or will provide certain extraordinary services, in connection with the structuring and implementation of the Company's "Expansion

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          Offering" (as defined below). Such actions and services include, without limitation, developing the business strategy associated with the Expansion Offering, negotiating with the managing dealer for the offer and sale of the Expansion Offering, coordinating the activities of attorneys, accountants and other professionals with respect to the preparation and implementation of the Expansion Offering, and reviewing documents (including the Registration Statement, as defined below) related to the Expansion Offering. In recognition of the extraordinary actions and services taken, to be taken, provided or to be provided, by the Advisor in connection with the Expansion Offering, the Advisor shall be entitled to be paid a fee (the "Termination Fee") in the amount and on the terms and conditions set forth in this
          Section 11(c). There shall be no conditions to the payment by the Company to the Advisor of the Termination Fee other than as expressly set forth below in this Section 11(c). The "Expansion Offering" means that certain offering of an additional 10,000,000 Shares pursuant to a certain Registration Statement on Form S-11 (File No. 333-84098) filed with the United States Securities and Exchange Commission (the "Registration Statement").

               (i) Amount. The amount of the Termination Fee shall be equal to the product of (A) $6,480,000 times (B) a fraction, the numerator of which is the total number of Units (as defined in the Registration Statement) sold as part of the Expansion Offering at a given time and the denominator of which is 10,000,000. The intent of this formula shall be to set the Termination Fee at an amount equal to $6,480,000 multiplied by a percentage which reflects the portion of the total authorized Expansion Offering amount which has, at any given time, been sold, and such formula shall be so interpreted for all purposes of this Section.

               (ii) Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company (other than upon or in connection with a "Triggering Event," as defined below), the Advisor shall be paid the Termination Fee promptly upon the occurrence of any

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          such event; provided, however, that such payment shall be subordinate to and shall be paid only after the payment (or provision for the payment) to holders of the Company's Series A Preferred Shares of a liquidation payment of $10.00 per Series A Preferred Share, as such amount may be adjusted to reflect any and all adjustments made to the Common Shares pursuant to the Articles of Incorporation. For purposes of this Section 11(c)(ii), neither the consolidation of the Company with nor the merger of the Company into any other corporation, nor the lease of all, or substantially all, of the Company's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Company.

               (iii) Triggering Events. Upon the occurrence of a "Triggering Event," the Advisor shall promptly be paid the Termination Fee. A "Triggering Event" shall be the occurrence of either of the following:
          (A) the transfer of substantially all of the Company's assets, shares or business, whether through exchange, merger, consolidation, lease, share exchange or otherwise, or (B) the termination or expiration without renewal of this Agreement.

               (iv) Payment Terms. The Termination Fee shall be paid as soon as possible after the occurrence of the event giving rise to the obligation of the Company to make such payment and such obligation shall become a debt of the Company upon the occurrence of such event, subordinated only to such payments as are expressly referred to in this Section 11(c) or as required by law. The Termination Fee shall be paid in cash in a lump sum unless the Company and the Advisor mutually agree otherwise.

               (v) Survival of Obligation. No termination, non-renewal or any other event that results in this Agreement no longer being in effect shall affect the Company's obligation to pay the Termination Fee, when otherwise due pursuant to this Section 11(c), and the Company's

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          obligation to pay the Termination Fee shall continue indefinitely, notwithstanding any such termination, non-renewal or other event, until such amount is paid.

     3. All provisions of this First Amendment shall be given full force and effect notwithstanding any other or contrary provisions in the Advisory Agreement. Subject to the foregoing and to the extent that the provisions of the Advisory Agreement are not inconsistent with this First Amendment, the provisions of the Advisory Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Advisory Agreement by their duly authorized officers as of the date first written above.

                                    APPLE HOSPITALITY TWO, INC.,
                                        a Virginia corporation


                                    By:  /s/  Glade M. Knight
                                         --------------------------------------
                                         Glade M. Knight, President


                                    APPLE SUITES ADVISORS, INC.,
                                         a Virginia corporation


                                    By:  /s/  Glade M. Knight
                                         --------------------------------------
                                         Glade M. Knight, President